Exhibit 10.5

ABGreen Project

Cooperation Contract

Party A: Shenzhen ABGreen Environmental Protection Technology Co., LTD

Party B:

Signed at

Cooperation Contract

Party A: Shenzhen ABGreen Environmental Protection Technology Co., LTD

Legal representative: Baitong Tang

Address: 6F610, Paradise Building A, Vanke City Community, Bantian Street, Longgang District, Shenzhen City.

Tel: 13824313138

Party B:

Unified social credit code (ID No.):

Address:

Contact No.:

Through friendly negotiation, Party A and Party B have reached the following agreement regarding the cooperation of ABGreen Project:

Article 1: Project Overview

1.1 Project name: ABGreen Project (hereinafter referred to as “the project”)

1.2 About the project

ABGreen has a recycling network covering a number of cities across the country. Relying on the business model based on internet technology and door-to-door recycling service, it empowers ABGreen’s recycling of traditional used home appliances, provides assistance in the establishment of recycling network and centralized sales channels, and integrates the services of second-hand market trading and recycling industry chain operation.

Article 2. Mode of cooperation

2.1 Party A and Party B, relying on the superior resources and strengths of both parties, Party B shall voluntarily join the project and jointly operate the project within the cooperation area. Party A shall provide the overall operation service of the project, and Party B shall be responsible for specific channel connection and expansion within the cooperation area.

2.2 Cooperation mode

2.2.1 Party A and Party B agree that Party B shall pay the service cooperation fee of RMB to Party A to obtain the regional cooperation right of the project in city, province (hereinafter referred to as “Cooperation Area”) and the technical service support from Party A.

2.2.2 The above fees shall be paid by Party B to the bank account designated by Party A within 5 days from the date of signing this Contract,

Company name:

Bank of deposit:

Bank account No.:

2.3 Both parties agree that until Party B pays all the service cooperation fees stipulated in Article 2.2, Party B shall not be deemed to have acquired the regional cooperation right of the project and Party A shall not carry out relevant cooperation with Party B.

2.4 This Contract shall be valid for years and shall be renewed through negotiation upon expiration. The contract shall be automatically terminated upon expiration if not renewed. During this period, the subsequent negotiation between both parties shall prevail.

Article 3. Rights and Obligations of both Parties

3.1 Party A ensures that the project has the operation qualification, complies with national laws and regulations, does not illegally operate or beyond the business scope of Party A, and there is no illegal infringement of the third-party intellectual property rights. Party A guarantees the independence, integrity and undisputed nature of the property rights involved in the project.

3.2 Both parties and related parties shall maintain the business reputation of the other party and shall not damage the reputation and interests of the other party.

3.3 Party A and Party B both confirm that: Before signing this cooperation Contract, Party B has a good understanding of all potential risks during the cooperation. The cooperation is on the basis of authenticity, voluntary and independent responsibility of Party B, and Party B is willing to bear the above risks by itself. Party A guarantees that it’s able to fulfill its commitments and obligations to Party B.

3.4 The Rights and Obligations of Party A

3.4.1 Party A shall be responsible for the overall operation of the project. Party A shall rely on its national recycling business and service capabilities, provide stable supply and sales channels for regional cooperation, and empower the regional traditional recycling to upgrade to a whole new operation mode based on the combination of internet technology, door-to-door recycling and centralized sales.

3.4.2 Party A shall be responsible for the construction of recycling, warehousing and logistics system (including physical warehouse and cloud warehouse/online warehousing system), the output of standardized management, and providing independent research and development of recycling order grabbing system, SaaS sorting system, as well as the training and output of operation, management and technical personnel.

3.4.3 Party A shall be responsible for opening the daily business information inquiry account for Party B (and connect with the system data of the operation management platform), and ensure that the data are authentic and accurate, so that Party B can be aware of the regional operation situation in real time.

3.5 The Rights and Obligations of Party B

3.5.1 Party B shall be responsible for handling regional industrial and commercial matters (either establishing a new company or using Party A’s own original enterprises), coordinating and dealing with various social relations in the operation, maintaining a stable and good business management, and actively dealing with and solving them in case of emergencies.

3.5.2 Party B shall be responsible for connecting the sources of goods and channels in the cooperation area, and both parties shall jointly integrate the recycling channel resources in the cooperation area. Party B shall provide reasonable suggestions for the operation and management of Party A.

3.5.3 Party B shall be obliged to support the promotion and publicity of the project in the cooperation area and shall jointly establish and work with Party A to maintain the good public image of the “ABGreen” brand and shall not do anything harmful to Party A’s reputation.

3.5.4 Party B shall abide by the rules and regulations formulated by Party A and obtain the corresponding labor remuneration according to assessment results of its performance from Party B. Party B shall have the right to check the management information query system in real-time to view regional operation data, income, cost, etc., party B shall as well have the right to audit the regional operation income, capital usage, etc., party A shall assist Party B in those matters. If there is any damage to the interests of party B found, party A shall compensate party B for all economic losses caused.

3.6 Regional Operation management

3.6.1 Party A has rich experience in market operation and a professional management team. Party A shall be responsible for the regional operation and management and shall have the right to manage and decide on the human resources, finance and daily operations and management of the region.

3.6.2 Party A shall be responsible for establishing the regional operation team, and the work arrangement, objectives and assessment of performance of the team members. Party A shall be also responsible for formulating and improving the necessary rules and regulations of the region, and establishing corresponding performance management mechanisms, and require the regional staff to comply with the implementation.

3.6.3 Within the cooperation area, the business-related contracts with third parties of Party B shall be reviewed by Party A before signing and can be implemented after agreement reached through communication.

Article 4. Party B’s labor service income and settlement

4.1 During the cooperation period, Party B’s promotion and labor income shall be related to the assessment results of the region from Party A. The assessment indicators of regional management performance shall include but not limited to the following aspects: recycling volume, interest margin between recycling costs and sales, cooperation projects within the region, sales expenses and other expenses incurred in operation, etc.

4.2 Party A and Party B shall settle the fees once a quarter in the first year, that is, Party A shall provide Party B with the information of Party B’s monthly operation and income of the cooperation area, and both parties shall communicate and confirm the assessment of the previous quarter before 15th of the first month in each quarter. Party B shall issue the corresponding VAT special invoice to Party A within 5 working days after the settlement period, and it shall bear the obligation of tax payment. Party A shall pay the corresponding amount within 5 working days upon receipt of the invoice.

The designated bank account of Party B is:

Account name:______________________________________________

Bank name:__________________________________________________

Bank account No.:____________________________________________

Article 5. Guarantee and Commitment

Party A and Party B hereby declare, guarantee and promise as follows,

5.1 Both have all and full rights and authorization to sign and perform this Contract in accordance with the laws of China.

5.2 All documents and materials provided in respect to the signing of this Contract are true, valid and complete.

Article 6 Obligation of confidentiality

Both parties shall keep confidential the contents of this Contract and the trade secrets of the other party learned from the performance hereof and shall not disclose them to any other third parties. If one party leaks the information and causes losses to the other party, the breaching party shall be responsible for compensation.

Article 7 Liability for Breach of contract

If one party violates the agreement, it shall compensate the non-breaching party for economic losses, including but not limited to the actual loss, expected loss, attorney fees, transportation expenses and travel expenses, and the evaluation expenses paid in advance by the other party. If any other provisions of this Contract has mentioned the liability for breach of the contract it’s different with this article, then this article shall not be applied.

Article 8 Modification, rescission and termination of the Contract

8.1 Any modification or change of this Contract shall come into force only after both parties negotiate and sign a written agreement of the modification or amendment.

8.2 This Contract shall be terminated under the following circumstances:

8.2.1 It shall be terminated by both parties through negotiation.

8.2.2 This Contract cannot be performed due to force majeure.

8.3 Neither party shall transfer its rights and obligations under this Contract unless there is a written agreement signed by both parties.

Article 9 Application of law and dispute resolution

9.1 The validity, interpretation and performance of this Contract shall be governed by the laws of the People’s Republic of China.

9.2 Any dispute arising between the parties to the Contract shall be settled through friendly negotiation. If no agreement can be reached through negotiation, either party may submit the dispute to the people’s court where the place of Party A is located for settlement.

Article 10 Supplementary Provisions

This Contract shall come into force upon being sealed or signed by both Party A and Party B. This Contract is made in duplicate, with each party holding one copy and each copy having the same legal effect.

(This page has no text and is the signature page of the Cooperation Contract.）

Party A (seal):

Signature of representative:

Date:

Party B (seal or signature):

Signature:

Date: